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                          CONSENT OF INDEPENDENT ACCOUNTANTS


     To the Boards of Trustees of
       Neuberger & Berman Equity Funds and Equity Managers Trust:


     We consent to the incorporation by reference in Part B. Statement of Additional Information, in Post-Effective amendment No. 74 to the Registration Statement on Form N-1A of Neuberger & Berman Manhattan Fund and Neuberger & Berman Socially Responsive Fund of our reports dated October 6, 1995, on our audits of the financial statements and financial highlights of the Neuberger & Berman Manhattan Fund and Portfolio and Neuberger & Berman Socially Responsive Fund and Portfolio which reports are included in the Annual Reports to Shareholders for the fiscal year ended August 31, 1995, which is incorporated by reference in Part B of the Registration Statement.

     We also consent to the reference to our Firm which respect to the Neuberger & Berman Manhattan Fund and Portfolio and Neuberger & Berman Socially Responsive Fund and Portfolio under the captions "Independent Auditors/Accountants" and "Financial Statements" in Part B of the Registration Statement.


                                       /s/ Coopers & Lybrand L.L.P.
                                       COOPERS & LYBRAND L.L.P.


     Boston, Massachusetts
     December 15, 1995
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